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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Rebecca Winning InfoNow Corporation (303)-308-3418 rwinning@infonow.com

INFONOW ANNOUNCES MANAGEMENT CHANGES

        DENVER, Colo.—March 4, 2005—The Board of Directors of InfoNow Corporation® (NASDAQ: INOW) today announced that Michael W. Johnson has resigned as CEO and Chairman of the Board, effective immediately. Harry Herbst, CFO of InfoNow, has been named Interim CEO of the Company and will assume all the responsibilities of that office.

        "We applaud Mr. Johnson's contributions to InfoNow," said Jeff Peotter, newly elected Chairman of the Board. "He grew InfoNow from a start-up to a respected public company with proven Channel Insight technology and a growing list of Channel Insight clients."

        "Going forward, our objectives are to continue to increase market share, enhance our solutions, efficiently scale operations, accelerate growth, and improve our competitive position," Peotter continued. "The Board believes InfoNow will be well served by a streamlined management team as we work to meet these objectives."

        The Board also announced that:

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  Jeff Peotter, currently a director of the Company, has been elected to serve as Chairman of the Board;

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  Michael Johnson will continue to serve as a member of the Board;

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  James Medina, Treasurer, Controller and Vice President of Finance, has been named Interim CFO;

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  Brandon Brancato, Assistant Controller, has been named Interim Treasurer and Controller; and

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  All interim positions will remain in force for a six-month period, during which time the Board will evaluate options for going forward after the interim period expires.

        "One of Mr. Johnson's key accomplishments was the development of strong and capable leaders in sales, operations, development and finance," Peotter concluded. "The Board and I have every confidence that Mr. Herbst and his team will deliver on the promise of InfoNow's technology for clients, prospects, employees and shareholders."

About InfoNow Corporation

        InfoNow (Nasdaq:INOW) provides Channel Visibility and Channel Management software and services to companies that sell through complex channel partner networks. The Company's Channel Insight Solution gives companies rich, timely and actionable data on channel sales, including enhanced market intelligence on partners and end customers. It also includes tools to help clients use this data to profitably grow their business, through detailed customer segmentation and profiling, highly targeted opportunity generation, robust partner tracking and analysis, closed-loop opportunity tracking, precise sales credit assignment, and more. The Company also offers Channel Management solutions for partner profiling and referrals, lead generation and management, and partner relationship management. Since 1996, InfoNow has helped leading companies such as Apple, Avaya, Bank of America, Enterasys Networks, Hewlett-Packard, StorageTek, Visa and Wachovia better serve their end customers through complex channel networks. InfoNow is based in Denver, Colorado. For more information, please visit the Company's Web site at www.infonow.com.

        The statements made in this press release represent InfoNow's views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law. This press release contains forward-looking statements, including statements relating to the Company's management team and expected performance. Statements regarding future events are based on InfoNow's current expectations and are necessarily subject to associated risks related to, among other things, the Company's ability to meet its objectives. Factors that could affect the Company's ability to achieve its objectives include the following: an extended macroeconomic slowdown could have an adverse affect on market demand for software and services; extended sales cycles could have a negative impact on the timing of sales, implementations and revenue recognition; the Company may not be successful in forecasting customer demand for its solutions; the Company may not be successful in its efforts to extend and expand a key customer contract; strategic partnerships may not advance as anticipated; the Company may not collect cash payments from customers as quickly as anticipated; and/or the Company may not develop and deploy its software and services as expected.

        In light of these and other risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially. Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this release are contained in the Company's reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

        InfoNow is a registered trademark of InfoNow Corporation. All other trademarks are the property of their respective owners.

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INFONOW ANNOUNCES MANAGEMENT CHANGES